UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2023

Maravai LifeSciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39725	85-2786970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 546-0004
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	MRVI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On July 19, 2023, Robert B. Hance, a director of Maravai LifeSciences Holdings, Inc. (the “Company”), informed the Board of Directors of the Company (the “Board”) of his resignation from the Board, to be effective as of such date. Mr. Hance’s decision to resign was not related to any disagreement with the Company’s management, the Board or any committee of the Board on any matter related to the Company’s operations, policies or practices.

Director Appointment

On July 20, 2023, the Board appointed John DeFord, Ph.D. to the Board, effective as of such date (the “Appointment Date”), to fill the vacancy on the Board created by Mr. Hance’s resignation. Dr. DeFord will serve as a Class II director for a term continuing until the Company’s 2025 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal. Dr. DeFord has not been appointed to any Board committee at this time.

Dr. DeFord will receive compensation for Board service in accordance with the Company’s previously-disclosed compensation policy for non-employee directors. In addition, Dr. DeFord will enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Dr. DeFord and any other person pursuant to which he was appointed as a director of the Company, and there is no family relationship between Dr. DeFord and any of the Company’s other directors or executive officers or other person nominated or chosen by the Company to become a director or executive officer of the Company. In addition, the Company is not aware of any transaction in which Dr. DeFord has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the appointment of Dr. DeFord as a member of the Board is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1*	Press Release dated July 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
_______________

*
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Date: July 20, 2023	By:	/s/ Kevin M. Herde
	Name:	Kevin M. Herde
	Title:	Chief Financial Officer